Exhibit 99.1

Q1 2018 EARNINGS PRESENTATION PeerStream, Inc. | Ticker: PEER

safe harbor

This presentation is for discussion purposes only. Certain material is based upon third party information that we consider reliable, but we do not represent that it is accurate or complete, and it should not be relied upon as such.

Certain statements in this presentation constitute "forward-looking statements" relating to PeerStream, Inc. ("PEER," "PeerStream" or the "Company") made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates, forecasts and assumptions and are subject to risks and uncertainties. In some cases, you can identify these statements by words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "optimistic," "potential," "future" or "continue," and variations of such words and other comparable terminology. All forward-looking statements speak only as of the date on which they are made. Readers are specifically directed to the Company's filings with the Securities and Exchange Commission for a description of certain risks, uncertainties and assumptions and to the discussion under "Risk Factors" in the Company's most recently filed Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other Securities and Exchange Commission filings. These risks and uncertainties, as well as other risks and uncertainties of which the Company is not aware of or which the Company does not currently believe to be material, may cause actual future results to be materially different than those expressed by these forward-looking statements. In addition, there can be no assurance that actual results will meet expectations. Actual results could differ materially because of a number of factors, including, without limitation, factors such as:

the Company's plans related to the use of blockchain technology, including blockchain investments and partnerships;

the Company's ability to effectively develop and launch PeerStream Protocol and to generate user and developer support for PeerStream Protocol;

the Company's ability to effectively market and generate revenue from its new business solutions unit;

the Company's heavy reliance on a limited number of third party platforms to run the Company's applications;

the Company's ability to obtain additional capital or financing to execute its business plan;

the Company's reliance on its executive officers;

the intense competition in the Company's industry;

the Company's ability to release new applications or improve upon existing applications and derive revenue therefrom;

the Company's ability to develop, establish and maintain strong brands;

the Company's ability to update its applications to respond to trends and preferences;

the Company's ability to adapt or modify the Company's applications for the international market and derive revenue therefrom; and

the Company's ability to generate subscribers through advertising and marketing agreements with third party advertising and marketing providers.

The Company's actual results, performance and achievements may differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. All forward-looking statements speak only as of the date on which they are made. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We do not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed herein, except to the extent required by applicable securities laws.

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Snap Interactive is now PeerStream

PEERSTREAM

LEGACY	INVESTMENT IN NEW OPPORTUNITY	NEW STRATEGIC DIRECTION
• Consumer social video apps for meeting new people • Innovative technology supporting live multimedia communications within proprietary apps	• Enhanced technology platform for multimedia delivery • Early innovation in blockchain for P2P content delivery • Cultivating B2B relationships in surging market for multimedia streaming	• Multimedia streaming and communications tech platform, fortified with blockchain • Consumer social video apps • Business solutions via technology licensing, integration and support

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our innovative decentralized technologies power multimedia social apps and will enable business communications solutions worldwide billions of video and text communications sent 3 with > 100 MM users each since inception 3 apps 75 26 Developers in 4 tech centers* patents company overview *includes contractors TECHNOLOGY PLATFORM CONSUMER APPS BUSINESS SOLUTIONS POWERED BY BLOCKCHAIN 4 Apps + Technology Supporting Live Multimedia Streaming and Communications POWERED BY BLOCKCHAIN

cheap bandwidth and better mobile hardware has made video a killer app in web 3.0, and app developers are incorporating video more than ever before business solutions : the digital video opportunity August 2017 5

Global demand for blockchain fueled by: demand for distributed ledger technology transparency faster transactions reduced total cost of ownership increasing demand for simplified business processes rising adoption of blockchain - as - a - service 6 Business solutions: the blockchain opportunity ”NEARLY 6 IN 10 LARGE CORPORATIONS CONSIDERING BLOCKCHAIN DEPLOYMENT.” *JUNIPER RESEARCH JULY 31, 2017 “THE GLOBAL BLOCKCHAIN MARKET SIZE IS EXPECTED TO GROW FROM $411 MM IN 2017 TO $7.7B BY 2022, AT A COMPOUND ANNUAL GROWTH RATE OF 79.6%.”

Subscriptions • f reemium model with subscriptions that expand access and unlock status Advertising Revenue • d riven by ad networks and direct - to - advertiser relationships Virtual Gifts and Micro - transactions • v irtual gifts enhance status and build relationships • m icro - transactions permit one - time premium access CONSUMER APPS BUSINESS SOLUTIONS USER MONETIZATION TODAY FUTURE POTENTIAL REVENUE STREAMS multiple potential revenue streams Licensing Services Support 7 business services: case study

ProximaX has agreed to use PeerStream Protocol (PSP) for multimedia streaming and messaging

ProximaX

THE PROJECT

- Next generation blockchain protocol founded on NEM technology
- Enhanced utility with storage and media streaming/messaging layers
- Led by Blockchain pioneer Lon Wong, former President of NEM.io Foundation
- Completed successful ICO in Q2 2018

THE ENGAGEMENT

- PeerStream to supply multimedia streaming and communication solution
- Licensing and integration of PSP into ProximaX
- Service fees payable in cash and ProximaX tokens*

PEER HIGHLIGHTS

- First client for Business Solutions services
- High profile PSP adopter; great tech validation
- Potential to accelerate PEER blockchain tech

* First milestone payment of $5MM has been paid; remaining cash fees and tokens paid upon subsequent milestones as discussed in our form 8-K filed March 22, 2018

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Blockchain partnerships / investment opportunities

Areas of Potential Partnership/Investment

Social & Video Consumer Apps Infrastructure:

- Content Delivery
- Digital Security
- Storage
- Payments
- Ad Tech

PEER's Advantages

- Digital Operators at Scale
- First Customers / Beta Testers for new Blockchain Tech
- Joint Development Collaboration
- Public Company Stature

Better Deal Filter / Better Deal Terms

Case Study: Gladius.io

Gladius

Gladius' blockchain-based content delivery network (CDN) provides mitigation services for distributed denial-of-service (DDoS) attacks.

Deal Parameters

- Product development relationship (two-way)
- ICO Investment
- Technology adoption throughout our ecosystem

Case Study: OnXCHNG

XCHNG

BROUGHT TO YOU BY KOCHAVA

Kochava is introducing the XCHNG Platform to equip the digital advertising ecosystem with an open and unified blockchain framework.

Partner Parameters

- Early OnXCHNG Partner along with industry-leading companies: AppLift, Appodeal, Chartboost, DCMN, Kiip, and PubNative
- Shared mission of enhancing safety, mitigating fraud and promoting transparency financial highlights 10 • Q1 2018 revenue of $5.7MM declined 14.5% vs. Q1 2017 and 3.5% vs. Q4 2017; • Q1 subscription revenue of $5.4MM declined 12.8% vs. Q1 2017 and 1.1% vs. Q4 2017; • Net loss was $0.8MM for Q1 2018, an improvement of $230K vs. Q1 2017; • Adjusted EBITDA was $105K for Q1 2018 , a $319K increase vs. Q1 2017; • Net cash flow for Q1 2018 was ($623)K , which included payment of annual incentive employee bonuses; and • Cash and Cash Equivalents of $3.5MM at March 31, 2017 and $0 debt. Cash bank balances of $8.5MM at May 8, 2018 and $0 debt, after receiving the first milestone payment under the ProximaX T echnology Services Agreement.

• Q1 2018 revenue of $5.7MM declined 14.5% from Q1 2017 and 3.5% from Q4 2017; the sequential quarterly decline was primarily due to a decrease in revenues from our dating properties • Q1 2018 subscription revenue of $5.4MM declined 12.8% from Q1 2017 and 1.1% from Q4 2017; s equential quarterly growth in our video properties was offset by a decline in our dating properties 03/31/18 $5.7MM quarterly total revenue $5.4MM quarterly subscription revenue revenue 11 $5,485 $5,427 $470 $321 $0 $2,000 $4,000 $6,000 $8,000 Q4 2017 Q1 2018 Sequential Revenue ($ in 1000s) Subscription Revenue Advertising Revenue $6,224 $5,427 $495 $321 $0 $2,000 $4,000 $6,000 $8,000 Q1 2017 Q1 2018 Y - o - Y Revenue ($ in 1000s) Subscription Revenue Advertising Revenue

adjusted EBITDA 12 $(214) $105 ($300) ($200) ($100) $0 $100 $200 Q1 2017 Q1 2018 Adjusted EBITDA ($ in 1000s) $(1,039) $(809) ($1,500) ($1,000) ($500) $0 Q1 2017 Q1 2018 Net Loss ($ in 1000s) • Q1 2018 Adj. EBITDA was $105 thousand, a $319 thousand improvement from Q1 2017, reflecting the benefits of cost savings obtained through our merger integration efforts • Q1 2018 Net Loss improved by $230 thousand as compared to Q1 2017

• Net cash flow for the three months ended March 31 , 2018 was ($623) thousand which included the annual incentive employee bonuses and some lingering deal expenses from a merger agreement terminated in October 2018 • Cash and cash equivalents of approximately $3.5 million at March 31, 2018; $0 debt • Cash bank balances of approximately $8.5 million at May 8 , 2018; $0 debt cash flows 13 $861 $(623) ($1,000) ($500) $0 $500 $1,000 Q1 2017 Q1 2018 Net Cash Flow ($ in 000s) $- $2.0 $4.0 $6.0 $8.0 $10.0 12/31/2017 3/31/2018 5/8/2018 Cash Bank Balance ($ in MMs)

non-GAAP reconciliation: adjusted EBITDA

Non-GAAP Financial Measures

Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest expense, net, depreciation and amortization expense and stock-based compensation expense. The Company presents Adjusted EBITDA because it is a key measure used by the Company's management and its Board of Directors to understand and evaluate the Company's core operating performance and trends, to develop short- and long-term operational plans, and to allocate resources to expand the Company's business. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of the cash operating income generated by the Company's business. The Company believes that Adjusted EBITDA is useful to investors and others to understand and evaluate the Company's operating results and it allows for a more meaningful comparison between the Company's performance and that of competitors. Management uses these non-GAAP financial measures internally in analyzing the Company's financial results to assess operational performance and to determine the Company's future capital requirements.The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP.

Some limitations of Adjusted EBITDA as a financial measure include that:

- Adjusted EBITDA does not (i) reflect cash capital expenditure requirements for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; (ii) reflect the Company's working capital requirements; or (iii) consider the potentially dilutive impact of stock-based compensation; and
- Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or choose not to calculate Adjusted EBITDA at all, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider this non-GAAP financial information along with other financial performance measures reported in our filings with the Securities and Exchange Commission, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following unaudited table presents a reconciliation of net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended March 31, 2018 and 2017 (in thousands):

	Three Months Ended	
	3/31/18	3/31/17
Reconciliation of Net Loss to Adjusted EBITDA:		
Net loss	$ (809)	$ (1,039)
Interest expense (income), net	3	(37)
Depreciation and amortization expense	521	552
Stock compensation expense	389	310
Reported Adjusted EBITDA	**$ 105**	**$ (214)**

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